SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-2

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 17, 2004
(Date of earliest event reported): December 3, 2003

Ralcorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

800 Market Street, Suite 2900
St. Louis, MO	63101
(Address of principal	(Zip Code)
Executive offices)

(314) 877-7000
(Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets.

On December 3, 2003, Ralcorp Holdings, Inc., through one of its subsidiaries, purchased all issued and outstanding capital stock of Value Added Bakery Holding Company which owns Bakery Chef, Inc., for $287.5 million in cash, subject to certain post-closing adjustments related to the closing net assets. Bakery Chef, Inc. manufactures frozen griddle products (pancakes, waffles and French toast), and other frozen, pre-baked products. The purchase was effected through a Purchase Agreement among Value Added Bakery Holding Company, the persons set forth on Exhibits A and B thereto, RH Financial Corporation and solely which respect to Section 13.15, Ralcorp Holdings, Inc. dated as of November 12, 2003, a copy of which is included at Exhibit 2.1 hereof.

The Registrant financed the acquisition through borrowings under a $275 million credit agreement with Bank One, N.A., Wachovia Bank, N.A., Firstar Bank, PNC Bank, N.A., and SunTrust Bank, a copy of which is included as Exhibit 2.2 hereto.

Item 7.   Financial Statements and Exhibits.

              (a)    Financial Statements of Businesses Acquired.

              (i)  AUDITED ANNUAL CONSOLIDATED FINANCIAL STATEMENTS OF VALUE ADDED BAKERY
                    HOLDING  COMPANY:
       Independent Auditors’ Report.
       Consolidated Balance Sheet as of December 31, 2002.
       Combined Statements of Income for the year ended December 31, 2002.
       Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the year ended
               December 31, 2002.
       Combined Statements of Cash Flows for the year ended December 31, 2002.
       Notes to Consolidated Financial Statements.

Report of Independent Auditors

The Stockholders
Value Added Bakery Holding Company

We have audited the accompanying consolidated balance sheet of Value Added Bakery Holding Company as of December 31, 2002 and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Value Added Bakery Holding Company at December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for goodwill in 2002.

             /s/ Ernst & Young LLP

January 24, 2003

Value Added Bakery Holding Company

Consolidated Balance Sheet
December 31, 2002
(Dollars in thousands, except share data)

Assets
Current assets:
Cash and cash equivalents	$519
Accounts receivable, net of allowance for doubtful accounts of $84	9,957
Inventories	9,056
Deferred tax asset	321
Income tax receivable	181
Prepaid expenses and other current assets	760

Total current assets	20,794

Property, plant and equipment	87,894
Less- accumulated depreciation	18,053

Property, plant and equipment, net	69,841

Goodwill, net of accumulated amortization of $7,455	101,135
Deferred financing costs	1,774

Total assets	$193,544

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,362
Accrued expenses	5,418
Current portion of long-term debt	27,391

Total current liabilities	41,171

Long-term debt	97,319

Deferred tax liability	12,485

Total liabilities	150,975

Mandatorily redeemable preferred stock, including accrued dividend of $9,574, $.01 par value; 5,000,000 authorized, 2,749,980 issued
and outstanding	37,074

Commitments and contingencies

Stockholders' equity:
Class A voting common stock, $.01 par value; 3,000,000 shares authorized, 1,802,151 shares issued and outstanding	18
Class B nonvoting common stock, $.01 par value; 200,000 shares authorized, 128,589 shares issued and outstanding	1
Additional paid-in capital	2,104
Retained earnings	3,480
Accumulated other comprehensive loss	(108)

Total stockholders' equity	5,495

Total liabilities and stockholders' equity	$193,544

See accompanying notes.

Value Added Bakery Holding Company

Consolidated Statement of Income
Year ended December 31, 2002
(Dollars in thousands)

Net sales	$165,357

Cost of goods sold:
Materials, ingredients and manufacturing expenses	111,955
Depreciation	3,856

Total cost of goods sold	115,811

Gross profit	49,546

Selling, general and administrative expense	15,434
Depreciation	1,025

Income from operations	33,087

Other expense:
Interest	13,237
Other, net	338

Total other expense, net	13,575

Income before income taxes	19,512

Income taxes	7,398

Net income	$12,114

See accompanying notes.

Value Added Bakery Holding Company

Consolidated Statement of Stockholders' Equity and Comprehensive Income
Year ended December 31, 2002
(Dollars in thousands)

CLASS A COMMON STOCK
Beginning balance	$18

Ending balance	18

CLASS B COMMON STOCK
Beginning balance	1

Ending balance	1

ADDITIONAL PAID-IN CAPITAL
Beginning balance	1,972
Stock options exercised	132

Ending balance	2,104

RETAINED EARNINGS
Beginning balance	(5,874)
Net income	12,114
Dividends accrued	(2,760)

Ending balance	3,480

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Beginning balance	(947)
Change in valuation of interest rate swaps	839

Ending balance	(108)

TOTAL STOCKHOLDERS' EQUITY	$5,495

COMPREHENSIVE INCOME
Net income	$12,114
Change in valuation of interest rate swaps	839

Comprehensive income	$12,953

See accompanying notes.

Value Added Bakery Holding Company

Consolidated Statement of Cash Flows
Year ended December 31, 2002
(Dollars in thousands)

Cash flows from operating activities:
Net income	$12,114
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	4,881
Amortization of debt financing costs	566
Payment in kind from subordinated debt	2,349
Loss on disposal of equipment	24
Deferred income taxes	1,278
Changes in operating assets and liabilities
Accounts receivable	(696)
Inventories	(1,918)
Income tax receivable	(181)
Prepaid expenses and other current assets	(420)
Accounts payable	1,220
Accrued expenses	(554)

Total adjustments	6,549

Net cash provided by operating activities	18,663

Cash flows from investing activities:
Purchases of property, plant and equipment	(13,125)
Proceeds from disposals	8

Net cash used by investing activities	(13,117)

Cash flows from financing activities:
Net proceeds from long-term debt	18,200
Payments on long-term debt	(24,000)
Stock options exercised	132

Net cash used by financing activities	(5,668)

Net decrease in cash and cash equivalents	(122)

Cash and cash equivalents, beginning of year	641

Cash and cash equivalents, end of year	$519

Interest paid	$10,756
Income taxes paid	$6,594
See accompanying notes.

Value Added Bakery Holding Company

Notes to Consolidated Financial Statements
(Dollars in thousands, except per share data)

December 31, 2002

1. Organization

Value Added Bakery Holding Company, a majority-owned company of Wind Point Partners and its wholly owned subsidiaries (the "Company") is engaged in the business of manufacture and distribution of bakery products, which consists primarily of pancakes, biscuits, waffles, French toast, muffins, breads and rolls. The Company’s products are primarily distributed through quick service and other restaurant outlets as well as foodservice providers and retail food stores throughout the United States. The Company primarily extends credit based upon the financial strength of its customers.

The Company has made several strategic acquisitions since its incorporation in 1998 principally financed by debt. For each acquisition, purchase price in excess of the fair value of net assets acquired has been recorded as goodwill.

2. Summary of Significant Accounting Policies

Basis of Reporting

The consolidated financial statements include the accounts of Value Added Bakery Holding Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Company operates as one reportable segment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue from the sales of products is recorded at the time the goods are shipped or when title passes.

Cash and Cash Equivalents

Cash equivalents consist of all investments purchased with an original maturity of three months or less.

6

Value Added Bakery Holding Company

Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

2. Summary of Significant Accounting Policies (continued)

Current Vulnerability Due to Certain Concentrations

One customer represented 52% of outstanding accounts receivable as of December 31, 2002, and 52% of revenues for the year ended December 31, 2002. The loss of this customer would have a material adverse effect on the Company’s future operations.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment

Property, plant and equipment is reported at cost less accumulated depreciation, which is generally provided on a straight-line method over the estimated useful lives of the assets. The estimated useful lives for the Company’s fixed asset classes are as follows:

Class	Estimated Useful Life In Years

Buildings and Improvements	31 to 50
Machinery and Equipment	3 to 16

Expenditures for maintenance and repairs are expensed; expenditures for renewals and improvements are capitalized. Upon the sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts, and any gain or loss is recognized.

When events and changes in circumstances indicate that long-lived assets may be impaired, an evaluation is performed comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying amount to determine if a write-down to fair value is required. No such events or changes in circumstances occurred during the year ended December 31, 2002.

Deferred Financing Costs

Deferred financing costs are amortized over the term of the related debt and are included as a component of interest expense.

7

Value Added Bakery Holding Company

Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

2. Summary of Significant Accounting Policies (continued)

Collective Bargaining Agreements

As of December 31, 2002, 308 of the Company’s 761 total employees were covered by collective bargaining agreements. These agreements in place as of December 31, 2002 are set to expire between May 19, 2003 and January 16, 2009. As of December 31, 2002, approximately 5% of the Company’s employees were covered by an agreement expiring during 2003.

Advertising Costs

Advertising costs are expensed as incurred by the Company. Included in selling, general, and administrative expense are advertising expenses, which totaled $1,524 in 2002.

Research and Development Costs

Research and development costs are expensed as incurred. Such cost was $1,112 in 2002.

Stock-based Compensation

Stock-based compensation is recognized using the intrinsic value method. Accordingly, no compensation expense has been recognized for the stock options granted since the exercise price was equal to the fair market value of the shares at the grant date. If the Company had accounted for the stock-based compensation using the fair value method, which requires recognition of the fair value of the options as compensation cost ratably over the vesting period, the Company’s 2002 net income would have been reduced by $14, which is net of the tax effect of $8. See Note 12 for more information.

Income Taxes

Deferred income taxes are recognized for temporary differences between income for financial reporting purposes and income tax purposes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred taxes to the amounts that will be more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in deferred tax assets and liabilities.

8

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

2. Summary of Significant Accounting Policies (continued)

Shipping and Handling Fees and Costs

Consistent with Emerging Issues Task Force Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs (EITF 00-10), the Company classifies shipping and handling amounts billed to customers as sales and shipping and handling costs as a component of cost of goods sold. Shipping and handling amounts billed to customers were $2,844 in 2002. Shipping and handling costs are included in materials, ingredients and manufacturing expenses in the Consolidated Statement of Income.

Recently Adopted Accounting Standards

Effective January 1, 2002, the Company adopted EITF Issue 00-14, "Accounting for Certain Sales Incentives" and EITF Issue 00-25 "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor’s Product" . These two EITFs require companies to classify as a sales reduction certain sales incentives such as billbacks, local marketing programs, operator rebates and product incentives that have historically been classified as selling expenses. Sales incentives recorded as a reduction of net sales were $3,353 in 2002.

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of by a sale. SFAS 144 also broadens the definition of what constitutes a discontinued operation to include a component of an entity rather than being limited to a segment of a business and how the results of a discontinued operation are to be measured and presented. The adoption of this statement had no effect on the Company’s results of operations or financial position in 2002.

Goodwill and other intangible assets generally result from business acquisitions. Since January 1, 2002, upon adoption of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), goodwill is no longer systematically amortized but instead is reviewed at least annually for impairment and any excess in carrying value over the estimated fair value would be charged to income. Based on the Company’s impairment tests performed both on the adoption date of January 1, 2002, as well on the Company’s testing date of December 31, 2002, there was no impairment of goodwill in 2002.

9

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

3. Inventories

Inventory costs are comprised of direct material, labor and overhead. As of December 31, 2002, the components of inventories are as follows:

Raw ingredients and packaging	$3,723
Finished goods	5,333

Total inventories	$9,056

4. Property, Plant and Equipment

Property, plant and equipment consists of the following as of December 31, 2002:

Land	$4,246
Buildings and improvements	13,944
Machinery and equipment	60,315
Construction in process	9,389

87,894

Less accumulated depreciation	18,053

Property, plant and equipment, net	$69,841

5. Long-Term Debt

As of December 31, 2002, long-term debt consists of the following:

Senior Secured Series A Term Debt – principal due quarterly through June 30, 2005; floating interest rate at the Company’s option of (1) the Alternate Base Rate (ABR) (i.e., the greater of the prime rate or federal funds effective rate plus 0.5%) plus ABR margin or (2) the adjusted LIBOR (London Inter-Bank Offering Rate) plus the LIBOR Margin. The ABR and LIBOR margin are determined by the Leverage Ratio as defined in the credit agreements. As of December 31, 2002, the Company’s Leverage Ratio resulted in optional rates of ABR plus 0.375% or alternatively the LIBOR plus 1.875% payable quarterly or at the termination of the LIBOR contract interest period. The interest rate associated with this obligation was 3.45% at December 31, 2002.
$45,397

10

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

5. Long-term debt (continued)

Revolving Credit Agreement – outstanding balance due December 31, 2003; floating interest rate at the Company’s option of (1) the ABR plus ABR margin or (2) the adjusted LIBOR plus the LIBOR Margin. As of December 31, 2002, the Company’s Leverage Ratio resulted in optional rates of ABR plus 0.375% or alternatively the LIBOR plus 1.875% payable quarterly or at the termination of the LIBOR contract interest period. The interest rate associated with this obligation was 3.31% at December 31, 2002.	12,000

Senior Secured Series B Term Debt – principal due annually starting December 30, 2004 through December 30, 2006; floating interest rate at three-month LIBOR rate plus 3.75% payable at the termination of the LIBOR contract interest period. The interest rate associated with this obligation was 5.15% at December 31, 2002.	10,000

Senior Secured Series B Term Debt – principal due annually starting December 30, 2004 then quarterly starting December 30, 2005. Interest is payable quarterly at a fixed interest rate of 9.79%.	20,000

Subordinated Notes - principal due monthly starting January 30, 2006 through December 30, 2008. Fixed annual interest rate of 18.5% which consists of 12.0% payable monthly; 6.5% payable on a deferred basis as set forth in the agreement. The deferred interest is added to the outstanding principal balance of the note and will be retired at the end of the term.	36,925

Capitalized Lease – monthly payments of $28 including interest at a rate of 7.36% plus $150 payable in September of 2003. The agreement is collateralized by equipment with a net book value of $248 as of December 31, 2002.	388

124,710
Less amounts due within one year	27,391

Long-term debt due after one year	$97,319

11

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

5. Long-term debt (continued)

Aggregate maturities of long-term debt for years after December 31, 2002 are as follows:

2003	$27,391
2004	21,003
2005	27,391
2006	17,000
2007	15,962
Thereafter	15,963

$124,710

Senior Secured Debt (Term Debt and Revolving Credit Agreement)

The Company’s Credit Agreement, as amended, provides for $90,000 in Senior Secured Series A Term Debt and a $20,000 revolving credit facility. The Series A Term Debt and revolving credit facility can be prepaid at any time with no premium. At December 31, 2002, $8,000 was available under the revolving credit facility. The Series A Debt requires a commitment fee of 0.425% per annum, payable quarterly on the unused portion of the revolving credit facility. In addition, the Company’s Credit Agreement provides for Senior Secured Series B Term Debt totaling $30,000. The Series B Debt can be prepaid at any time, subject to the terms of the agreement which includes a prepayment premium on the $20,000 component of the debt.

The senior secured debt includes restrictive covenants, which, among other things, limit additional borrowings, cash dividends and capital expenditures while also requiring the Company to maintain certain financial ratios. The Company was in compliance with these covenants at December 31, 2002. Substantially all the assets of the Company are pledged as collateral for the senior secured debt.

Subordinated Notes

The Company has issued $29,000 in subordinated notes. These notes can be prepaid at any time, subject to the terms of the agreement which includes a prepayment premium.

12

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

6. Mandatorily Redeemable Preferred Stock

The Company has authorized 5,000,000 of Mandatorily Redeemable Preferred Stock, (the "Stock"), $0.01 par value, with 2,749,980 issued and outstanding as of December 31, 2002. The Stock has no voting rights. The Stock will accrue dividends cumulatively on a daily basis at a rate of eight percent (8%) per annum. March 31, June 30, September 30, and December 31 shall constitute "Dividend Payment Dates". To the extent dividends are not paid on each of the Dividend Payment Dates, all dividends accrued shall be accumulated and shall remain accrued and unpaid dividends until paid. Interest at a rate of 8% per annum shall accrue and be paid on all accrued and unpaid dividends. Dividends accrued for 2002 amount to $2,760 including interest. Dividends accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to common stock, other than repurchase of the stock pursuant to the Stockholders Agreement.

The Company may elect at any time to redeem all or a portion of the Stock in increments of $500 or more at $10 per share plus any accrued and unpaid dividends so long as all accrued dividends have been paid in full and no default or event of default exists or would exist under any material agreement to which the Company is a party after the redemption.

A mandatory redemption of the Stock will occur at the earlier of (i) the effectiveness of a Public Offering in which the gross proceeds raised are $50,000 or more, (ii) Change of Control of the Company or (iii) January 31, 2009. The Company shall redeem all of the stock at the redemption price.

The total aggregate redemption price for the Stock at the end of the next five years is as follows assuming no dividends are paid during the periods presented:

	Preferred Stock	Dividend	Total Redemption
2003	$27,500	$12,510	$40,010
2004	27,500	15,622	43,122
2005	27,500	18,910	46,410
2006	27,500	22,374	49,874
2007	27,500	26,014	53,514

13

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

7. Leases

The Company currently leases certain facilities used for production, warehouse and office space under operating lease agreements with varying terms and conditions. The leases are noncancellable-operating leases, which expire on various dates through 2009. Rental expense for these facilities was $1,008 in 2002.

Future annual minimum lease payments under these leases are summarized as follows:

2003	$1,003
2004	729
2005	706
2006	467
2007	467
Thereafter	952

$4,324

8. Fair Value of Financial Instruments

The Financial Accounting Standards Board Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments , requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the Company’s consolidated financial statements at amounts approximating fair value. The fair value of the Company’s long-term debt, including current maturities, at December 31, 2002 approximates book value.

The Company had interest rate swap contracts that converted $8,000 and $33,000 of the Company’s variable debt obligations as of December 31, 2002 and 2001, respectively, into fixed rate debt. The $8,000 interest rate swap contract, with a fixed rate of 6.80%, expires on March 31, 2003 while the $25,000 interest rate swap contract, with a fixed rate of 7.49%, expired on May 19, 2002. The fair value of these instruments was a liability of $108 and $947 as of December 31, 2002 and 2001, respectively. The liability as of December 31, 2002 is included in accrued expenses in the accompanying balance sheet. The fair value of the liability is based upon the current settlement value of the interest rate swap and fees currently charged to enter into similar agreements taking into account the remaining term of the agreement and the counterparties’ credit standing. The Company uses interest rate swap contracts to manage interest cost as well as comply with covenants contained in the Term Debt and Revolving Credit Agreement.

14

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

9. Commitments and Contingencies

The Company periodically enters into forward fixed-price purchase commitments for various raw materials used by the Company in production. Such commitments relate to the Company’s requirements for short periods of time and are routinely settled in the ordinary course of business.

The Company is involved in various legal matters in the ordinary course of its business. The Company believes these proceedings are incidental to its business and will not result in a material adverse effect on its financial position and results of operations.

10. Related Party Transaction

The Company pays a management fee to the majority stockholder. For the year ended December 31, 2002, the Company paid a $300 management fee, which is included in selling, general and administrative expense in the accompanying statement of income.

11. Stockholders Agreement

On December 28, 1998, the Company entered into a Stockholders Agreement with Wind Point Partners, the majority stockholder of the Company, and the officers and the managers of the Company.

Certain officers and managers of the Company acquired an aggregate of approximately 380,000 shares of common stock in the Company at the inception of the Company. The shares were acquired by the officers and managers of the Company at the fair value of the common stock at the date of issuance, and the rights to those acquired shares will vest based upon the vesting schedule set forth in the Stockholders Agreement. The shares will automatically vest upon change of control of the company. The Stockholders Agreement provides for, at the option of the Company, a call option under certain conditions, including but not limited to termination. Under the call option, the shares may be redeemed by the Company at the price paid by the officers and managers or the fair value as defined in the Stockholders Agreement at the date of redemption. No compensation expense has been recognized in the Company’s consolidated financial statements related to these shares.

15

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

12. Stock Option Plan (the "Option Plan")

The Company has adopted a stock option plan under which the Company is authorized to issue 99,421 options to certain eligible employees and non-employee directors of the Company or its affiliates. All options under this plan are granted with exercise prices equal to the fair value at the date of grant, become vested over a four-year period from the date of the grant and may be exercised up to ten years from the date of grant. The options will automatically vest upon change of control of the Company. As of December 31, 2002, there were 24,433 shares available for future grants under the Option Plan. The following table summarizes the 2002 balances and activity in the Option Plan.

	Shares Under Option	Weighted Average Exercise Price

Outstanding, beginning of year	34,743	$5.58
Granted	31,500	$13.99
Exercised	(20,995)	$5.74

Outstanding, end of year	45,248	$11.36

At December 31, 2002 and at the beginning of 2002, respectively, 4,624 and 1,187 shares under option were exercisable with related exercise prices ranging from $4.55 to $5.74. As of December 31, 2002, the weighted average remaining life of options outstanding was 9.2 years, with related exercise prices ranging from $4.55 to $15.73.

To determine the compensation expense that would be recognized under the fair value method of accounting, the value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model. Because the stock of the Company is not publicly traded, expected stock price volatility is excluded from the valuation, and the resulting value is called the minimum value. For options granted in 2002, the weighted average risk-free interest rate assumed was 4.07 percent, the expected life was 4 years, and the weighted average minimum value per share was $1.94.

16

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

13. Income Taxes

The tax effect of each temporary difference that gives rise to significant deferred tax assets and deferred tax liabilities as of December 31, 2002 is as follows:

Accumulated tax basis depreciation of property and equipment in excess of accumulated book depreciation	$10,859

Accumulated tax basis amortization of goodwill in excess of accumulated book amortization	1,626

Various accruals and reserves	(321)

Net deferred tax liability	$12,164

The provision for income tax expense for the years ended December 31, 2002 consists of the following:

Currently payable:
Federal	$5,380
State and local	740

6,120
Deferred:
Federal	1,162
State and local	116

1,278

Total	$7,398

The Company’s income tax expense differed from the statutory rate of 35% for the year ended December 31, 2002, as follows:

Statutory rate applied to income before income taxes	$6,838

Increase in income tax expense resulting from:
State and local income taxes (net of federal benefit)	556
Nondeductible expenses and other, net	4

Income tax expense	$7,398

17

Value Added Bakery Holding Company
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share data)

14. Employee Benefit Plan

The Company maintains two retirement savings plans for all employees with eligibility conditioned upon full-time employment. The Company makes annual contributions based upon a percentage of the employee’s annual taxable wages plus a 50% matching contribution up to certain limits. Plan vesting requires three years of eligible employment. Employer contributions expensed for the year ended December 31, 2002 were $999.

15. Quarterly Financial Data (Unaudited)

	1 st Qtr	2 nd Qtr	3 rd Qtr	4 th Qtr	Total

Net Sales	$38,798	$40,695	$42,237	$43,627	$165,357
Gross Profit	11,479	12,328	13,054	12,685	49,546
Net Income	2,093	3,106	3,534	3,381	12,114

                (ii)  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF VALUE ADDED BAKERY
                      HOLDING COMPANY:
          Consolidated Balance Sheet as of September 28, 2003.
          Consolidated Statements of Income and Comprehensive Income for the nine months ending
                          September 28, 2003 and  September 29, 2002.
          Consolidated Statement of Stockholders’ Equity for the nine months ended September 28, 2003.
          Consolidated Statements of Cash Flows for the nine months ending September 28, 2003 and
                          September 29, 2002.
          Notes to Consolidated Financial Statements.

Value Added Bakery Holding Company

Consolidated Balance Sheet
September 28, 2003
(Dollars in thousands, except share data)
(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$529
Accounts receivable, net of allowance for doubtful accounts of $116	11,305
Inventories	9,427
Deferred tax asset	321
Income tax receivable	181
Prepaid expenses and other current assets	941

Total current assets	22,704

Property, plant and equipment	91,351
Less- accumulated depreciation	21,955

Property, plant and equipment, net	69,396

Goodwill, net of accumulated amortization of $7,455	101,135
Deferred financing costs	1,349

Total assets	$194,584

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,784
Accrued expenses	6,419
Current portion of long-term debt	26,453

Total current liabilities	40,656

Long-term debt	87,927

Deferred tax liability	14,189

Total liabilities	142,772

Mandatorily redeemable preferred stock, including accrued dividend of $11,760, $.01 par value; 5,000,000 shares authorized, 2,749,980 issued and outstanding	39,260

Commitments and contingencies

Stockholders' equity:
Class A voting common stock, $.01 par value; 3,000,000 shares authorized, 1,804,151 shares issued and outstanding	18
Class B nonvoting common stock, $.01 par value; 200,000 shares authorized, 128,589 shares issued and outstanding	1
Additional paid-in capital	2,115
Retained earnings	10,418

Total stockholders' equity	12,552

Total liabilities and stockholders' equity	$194,584

See accompanying notes.

Value Added Bakery Holding Company

Consolidated Statements of Income and Comprehensive Income
(Dollars in thousands)
(Unaudited)

	Nine months ended	Nine months ended
	September 28, 2003	September 29, 2002

Net sales	$130,330	$121,730

Cost of goods sold:
Materials, ingredients and manufacturing expenses	89,906	81,877
Depreciation	3,146	2,991

Total cost of goods sold	93,052	84,868

Gross profit	37,278	36,862

Selling, general and administrative expense	11,274	11,659
Depreciation	874	774

Income from operations	25,130	24,429

Other expense:
Interest	9,068	10,051
Other, net	472	212

Total other expense, net	9,540	10,263

Income before income taxes	15,590	14,166

Income taxes	6,466	5,433

Net income	9,124	8,733

Change in valuation of interest rate swaps	108	739

Comprehensive income	$9,232	$9,472

See accompanying notes.

Value Added Bakery Holding Company

Consolidated Statement of Stockholders' Equity
Nine months ended September 28, 2003
(Dollars in thousands)
(Unaudited)

CLASS A COMMON STOCK
Beginning balance	$18

Ending balance	18

CLASS B COMMON STOCK
Beginning balance	1

Ending balance	1

ADDITIONAL PAID-IN CAPITAL
Beginning balance	2,104
Stock options exercised	11

Ending balance	2,115

RETAINED EARNINGS
Beginning balance	3,480
Net income	9,124
Dividends accrued	(2,186)

Ending balance	10,418

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Beginning balance	(108)
Change in valuation of interest rate swaps	108

Ending balance	-

TOTAL STOCKHOLDERS' EQUITY	$12,552

See accompanying notes.

Value Added Bakery Holding Company

Consolidated Statement of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 28, 2003	September 29, 2002

Cash flows from operating activities:
Net income	$9,124	$8,733
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	4,020	3,765
Amortization of debt financing costs	425	425
Payment in kind from subordinated debt	1,860	1,742
Loss / (gain) on disposal of equipment	79	(8)
Deferred income taxes	1,704	607
Changes in operating assets and liabilities	(1,369)	118

Total adjustments	6,719	6,649

Net cash provided by operating activities	15,843	15,382

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,667)	(9,092)
Proceeds from disposals	13	7

Net cash used by investing activities	(3,654)	(9,085)

Cash flows from financing activities:
Net proceeds from long-term debt	9,250	12,700
Payments on long-term debt	(21,440)	(19,173)
Stock options exercised	11	92

Net cash used by financing activities	(12,179)	(6,381)

Net increase / (decrease) in cash and cash equivalents	10	(84)

Cash and cash equivalents, beginning of the period	519	640

Cash and cash equivalents, end of the period	$529	$556

See accompanying notes.

Value Added Bakery Holding Company

Notes to Consolidated Financial Statements
September 28, 2003
(Dollars in thousands, except per share data)
(Unaudited)

1.    Presentation of Condensed Financial Statements

The accompanying unaudited historical financial statements of Value Added Bakery Holding Company and its wholly owned subsidiaries (the Company) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. These interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the periods presented. All such adjustments are of a normal recurring nature.

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Operating results for the periods presented are not necessarily indicative of the results for the full year. These statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2002.

2.    Recently Adopted Accounting Standard – Stock Based Compensation

Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," amended SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amended the disclosure requirements of SFAS 123 and Accounting Principles Board Opinion No. 28, "Interim Financial Reporting," to require disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has no plans to change to the fair value based method from the intrinsic value method currently used, but effective January 1, 2003, the Company adopted the disclosure provisions of SFAS 148. If the Company had accounted for stock-based compensation using the fair value method, the effect on reported net income for the periods presented would have been immaterial .

1

Value Added Bakery Holding Company

Notes to Consolidated Financial Statements
September 28, 2003
(Dollars in thousands, except per share data)
(Unaudited)

3.    Inventories

Inventory costs are comprised of direct material, labor and overhead. As of September 28, 2003, the components of inventories are as follows:

Raw ingredients and packaging	$3,305
Finished goods	6,122

Total inventories	$9,427

4.    Long-term debt

As of September 28, 2003, long-term debt and the associated interest rates consist of the following:

		Interest
	Amount	Rates

Senior Secured Series A Term Debt	$34,145	3.13%
Revolving Credit Agreement	11,450	3.00
Senior Secured Series B Term Debt	10,000	4.85
Senior Secured Series B Term Debt	20,000	9.79
Subordinated Notes	38,785	18.75

	114,380
Less amounts due within one year	26,453

Long-term debt due after one year	$87,927

 5.   Change of Control Severance Agreement

On June 30, 2003, twenty Company employees entered into a Change of Control Severance Agreement (the "Agreement") with the Company. The Agreement entitles the 20 employees to severance pay and other benefits for a range of 9 months to 18 months if, after a change of control, any one of the following events occur; the employee’s job responsibilities change significantly, their direct reporting relationship changes or the location of their jobs changes. The total estimated liability if all 20 Agreements are invoked would be approximately $4,515.

2

Value Added Bakery Holding Company

Notes to Consolidated Financial Statements
September 28, 2003
(Dollars in thousands, except per share data)
(Unaudited)

6.    Subsequent Events

On December 3, 2003, Ralcorp Holdings, Inc., a publicly traded food company headquartered in St. Louis, Mo., acquired all of the outstanding shares of VABCO for $287,500. With the proceeds, the Company paid off all of its outstanding debt, redeemed all of the preferred stock and paid the accumulated preferred stock dividend. The sale agreement included a provision for the exercise of all previously unexercised stock options and selling the shares to Ralcorp Holdings, Inc. The Company’s Stockholders Agreement dated December 28, 1998 was terminated upon the sale of the Company to Ralcorp Holdings, Inc.

3

(b)           Pro Forma Financial Information.

On December 3, 2003, Ralcorp Holdings, Inc. (Ralcorp), through one of its wholly owned subsidiaries, purchased all issued and outstanding capital stock of Value Added Bakery Holding Company (VABCO). VABCO is the parent company of Bakery Chef, Inc. The following pro forma financial information is presented to illustrate the impact of the acquisition by showing how it might have affected historical financial statements if the transaction had been consummated at an earlier time.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2003 gives effect to the acquisition and the related transactions as if they had occurred on September 30, 2003, and was prepared based upon Ralcorp’s audited consolidated balance sheet as of September 30, 2003 and VABCO’s unaudited consolidated balance sheet as of September 28, 2003. The Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended September 30, 2003 gives effect to the acquisition as of October 1, 2002, and was prepared based upon Ralcorp’s audited consolidated statement of earnings for the year ended September 30, 2003 and VABCO’s unaudited consolidated statement of income for the year ended September 28, 2003. VABCO’s unaudited consolidated statement of income for the year ended September 28, 2003 was prepared based on VABCO’s audited consolidated statement of income for the year ended December 31, 2002 less VABCO’s unaudited consolidated statement of income for the nine months ended September 29, 2002 plus VABCO’s unaudited consolidated statement of income for the nine months ended September 28, 2003.

The pro forma financial information is also based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.  Management of Ralcorp believes those assumptions and adjustments are reasonable, but they may change as additional information becomes available.  Note especially that the information has been prepared based on a preliminary purchase price allocation that is subject to change pending the completion of appraisals, analyses, and other tasks necessary to determine the fair values of assets acquired and liabilities assumed.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations of Ralcorp that would have occurred had the acquisition been consummated as of the dates indicated. Likewise, the pro forma financial information is not necessarily indicative of the future financial condition or operating results of Ralcorp. The pro forma financial information should be read in conjunction with Ralcorp’s consolidated financial statements (and related notes) contained in its Annual Report on Form 10-K for the year ended September 30, 2003, and VABCO’s consolidated financial statements (and related notes) included elsewhere in this filing.

RALCORP HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2003
(in millions)

	Ralcorp	VABCO	Pro Forma		Ralcorp
	Historical	Historical	Adjustments		Pro Forma

Assets
Current Assets
Cash and cash equivalents	$29.0	$.5	$(17.3)	A	$12.2
Investment in Ralcorp Receivables Corporation	52.4	-	-		52.4
Accounts receivable, net	-	11.3	-		11.3
Other receivables	10.9	.2	-		11.1
Inventories	145.7	9.4	-		155.1
Other current assets	5.9	1.3	-		7.2

Total Current Assets	243.9	22.7	(17.3)		249.3
Investment in Vail Resorts, Inc.	80.1	-	-		80.1
Property	484.7	91.4	(22.0)	C	554.1
Less: Accumulated Depreciation	(219.4)	(22.0)	22.0	C	(219.4)
Goodwill	177.6	101.1	42.5	G	321.2
Other Intangibles	35.7	-	80.0	D	115.7
Less: Accumulated Amortization	(20.0)	-	-		(20.0)
Other Assets	11.7	1.4	(1.4)	B	11.7

Total Assets	$794.3	$194.6	$103.8		$1,092.7

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$85.1	$7.8	$-		$92.9
Other current liabilities	45.6	32.9	(26.5)	A	52.0

Total Current Liabilities	130.7	40.7	(26.5)		144.9
Long-term Debt	155.9	87.9	182.1	A	425.9
Deferred Income Taxes	20.0	14.2	-		34.2
Other Liabilities	75.0	-	-		75.0

Total Liabilities	381.6	142.8	155.6		680.0

Redeemable Preferred Stock	-	39.3	(39.3)	E	-

Shareholders' Equity
Common stock	.3	-	-		.3
Other shareholders' equity	412.4	12.5	(12.5)	F	412.4

Total Shareholders' Equity	412.7	12.5	(12.5)		412.7

Total Liabilities and Shareholders' Equity	$794.3	$194.6	$103.8		$1,092.7

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

RALCORP HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
Year Ended September 30, 2003
(in millions, except earnings per share)

	Ralcorp	VABCO	Pro Forma		Ralcorp
	Historical	Historical	Adjustments		Pro Forma

Net Sales	$1,303.6	$174.0	$-		$1,477.6
Cost of products sold	(1,045.6)	(124.0)	4.0	H	(1,165.6)

Gross Profit	258.0	50.0	4.0		312.0
Selling, general and administrative expenses	(171.3)	(16.2)	(9.9)	D,H	(197.4)
Interest expense, net	(3.3)	(12.3)	(.1)	A	(15.7)
Other expense, net	-	(.6)	.6	H	-
Goodwill impairment loss	(59.0)	-	-		(59.0)
Restructuring charges	(14.3)	-	-		(14.3)
Litigation settlement income	14.6	-	-		14.6

Earnings before Income Taxes and Equity Loss	24.7	20.9	(5.4)		40.2
Income taxes	(16.9)	(8.4)	1.9	I	(23.4)

Earnings before Equity Loss	7.8	12.5	(3.5)		16.8
Equity in loss of Vail Resorts, Inc.,
net of related deferred income taxes	(.4)	-	-		(.4)

Net Earnings	$7.4	$12.5	$(3.5)		$16.4

Earnings per Share:
Basic	$.25				$.56

Diluted	$.25				$.55

Weighted Average Shares:
Basic	29.1				29.1

Diluted	29.7				29.7

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

RALCORP HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(dollars in millions)

A.            As of February 17, 2004, Ralcorp has paid a total of $287.3 related to the acquisition (pending a final net asset adjustment payment which is expected to be less than $3.0). This amount includes amounts paid to VABCO’s former owners and holders of VABCO’s outstanding indebtedness, as well as investment advisory fees, legal fees, and other related costs. For the pro forma balance sheet at September 30, 2003, the assumed VABCO debt repayment consisted of $87.9 classified as long-term debt and $26.5 due within one year and included in other current liabilities. The $182.1 pro forma adjustment to long-term debt reflects the $287.3 of acquisition costs paid, less $17.3 assumed to be paid with available cash, less the $87.9 repayment of VABCO’s long-term debt. Initially, cash for the acquisition was borrowed under Ralcorp’s $275 revolving credit agreement, but within three weeks of the acquisition, Ralcorp completed a $270 private placement of long-term fixed rate senior notes yielding a weighted average interest rate of 4.6 percent. That rate was used to calculate the total interest expense that would have been incurred if the notes had been outstanding for the full year ended September 30, 2003, as shown on the pro forma statement of earnings.

B.             VABCO’s consolidated balance sheet at September 28, 2003 included other assets of $1.4 representing deferred financing costs. Because VABCO’s debt agreements were terminated upon acquisition and the deferred financing costs would have no future value, other assets were reduced by $1.4.

C.            In accordance with the purchase method of accounting for business combinations, property acquired is recorded at its estimated fair value. On the pro forma balance sheet, it was assumed that the net book value of VABCO’s property approximated its fair value. The actual amount of value assigned to the acquired property will be based on pending appraisals.

D.            In accordance with the purchase method of accounting for business combinations, identifiable intangible assets are recorded at their estimated fair values. On the pro forma balance sheet, it was assumed that intangible assets totaling $80.0 were identified, primarily related to customer relationships. On the pro forma statement of earnings, it was assumed that those intangibles would be amortized over a weighted average useful life of fifteen years, resulting in additional selling, general and administrative expenses of $5.3. The actual amount of value and the actual useful lives assigned to such intangibles will be based on pending valuations and analyses.

E.             Pursuant to the purchase agreement, all of VABCO’s issued and outstanding shares of Series A Redeemable Preferred Stock were redeemed and all related accrued dividends were paid prior to the acquisition and were therefore eliminated from the pro forma balance sheet.

F.             In accordance with the purchase method of accounting for business combinations, VABCO’s historical stockholders’ equity was eliminated.

G.             In accordance with the purchase method of accounting for business combinations, the total acquisition cost is allocated to the assets acquired and liabilities assumed based on their estimated fair values, and any excess is recorded as goodwill. The pro forma balance sheet was prepared based on a preliminary allocation of the acquisition cost. For that preliminary allocation, it was assumed that the carrying values of VABCO’s assets and liabilities approximated their fair values, except as described in notes A, B, D, and E. In addition, VABCO’s historical goodwill was assigned no value. The allocation of acquisition cost is subject to change pending the final net asset adjustment and the completion of appraisals, analyses, and other tasks necessary to determine the fair values of assets acquired and liabilities assumed. The $42.5 pro forma adjustment reflects the addition of $143.6 of goodwill less VABCO’s $101.1 historical goodwill.

H.            To conform with Ralcorp’s presentation, $4.6 of VABCO’s cost of products sold representing warehousing and other distribution costs were reclassified to selling, general and administrative expenses, and $.6 of VABCO’s "Other expense" were reclassified to cost of products sold (.5) and selling, general and administrative expenses (.1).

I.             The tax effects of the pro forma adjustments were estimated using an assumed effective income tax rate of 36 percent.

(c)    Exhibits

*Exhibit 2.1 - Purchase Agreement among Value Added Bakery Holding Company, the persons set forth on Exhibits A and B thereto, RH Financial Corporation and solely with respect to Section 13.15, Ralcorp Holdings, Inc. dated as of November 12, 2003. (Filed as Exhibit 2.1 to the Company’s Report on Form 8K dated December 8, 2003.)

*Exhibit 2.2 – $275,000,000 Credit Agreement among Ralcorp Holdings, Inc., the lenders named therein, and Bank One, N.A., as Agent, dated as of October 16, 2001 (Filed as Exhibit 10.1 to the Company’s Form 10-K for the year ending September 30, 2001).

*Exhibit 2.3 – Purchase Agreement Amendment dated December 2, 2003 relating to Purchase Agreement among Value Added Bakery Holding Company, the persons set forth on Exhibits A and B thereto, RH Financial Corporation and solely with respect to Section 13.15, Ralcorp Holdings, Inc. dated as of November 12, 2003. (Filed as Exhibit 2.3 to the Company’s Report on Form 8K dated December 8, 2003.)

*Exhibit 2.4 --Press Release dated December 3, 2003, announcing the completion of the purchase of Bakery Chef, Inc. (Filed as Exhibit 99.1 to the Company’s Report on Form 8K dated December 3, 2003).

Exhibit 23 – Consent of Ernst & Young LLP dated February 13, 2004.

* Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)
Date: February 17, 2004	By:	/s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

*Exhibit 2.1
Purchase Agreement among Value Added Bakery Holding Company, the persons set forth on Exhibits A and B thereto, RH Financial Corporation and solely with respect to Section 13.15, Ralcorp Holdings, Inc. dated as of November 12, 2003. (Filed as Exhibit 2.1 to the Company’s Form 8K dated December 8, 2003.)

*Exhibit 2.2
$275,000,000 Credit Agreement among Ralcorp Holdings, Inc., the lenders named therein, and Bank One, N.A., as Agent, dated as of October 16, 2001 (Filed as Exhibit 10.1 to the Company’s Form 10-K for the year ending September 30, 2001).

*Exhibit 2.3
Purchase Agreement Amendment dated December 2, 2003 relating to Purchase Agreement among Value Added Bakery Holding Company, the persons set forth on Exhibits A and B thereto, RH Financial Corporation and solely with respect to Section 13.15, Ralcorp Holdings, Inc. dated as of November 12, 2003. (Filed as Exhibit 2.3 to the Company’s Form 8K dated December 8, 2003.)

*Exhibit 2.4	Press Release dated December 3, 2003, announcing the completion of the purchase of Bakery Chef, Inc. (Filed as Exhibit 99.1 to the Company’s Form 8K dated December 3, 2003).

Exhibit 23	Consent of Ernst & Young LLP dated February 13, 2004.

* Incorporated by reference.